Exhibit 10.1

October 25, 2018

JANA Partners LLC
767 Fifth Avenue, 8th Floor
New York, NY 10153
Attention: Scott Ostfeld

Dear Mr. Ostfeld,

This letter confirms the understanding and agreement (“Agreement”) between Jack in the Box Inc. (the “Company”) and JANA Partners LLC (“JANA”) regarding the Company’s disclosure of certain sensitive business information. The parties hereto wish to enter into this Agreement to protect and safeguard the confidentiality of that information.

Subject to the exceptions set forth below, this Agreement extends to all information (regardless of the manner furnished, whether oral, written, electronic, gathered by visual inspection or otherwise and whether provided before, on or after the date hereof) relating to the Company or its Representatives (as defined below), their respective businesses or operations (including software, data, prototypes, design plans, drawings, business plans, financial information or other business or technical information) that is disclosed to JANA or its Representatives by or on behalf of the Company or its Representatives, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, the “Confidential Information”).

References to “Representatives” in this Agreement shall mean, with respect to either party hereto, its Affiliates (as defined below) and the officers, directors, employees, agents and advisors (including legal, accounting and financial advisors) of such party and its Affiliates.  Notwithstanding the foregoing, with respect to JANA, Representatives shall not include external financial advisors and any potential financing sources.  Confidential Information shall not include information that JANA can demonstrate through written records (a) is or becomes generally available to the public other than as a result of direct or indirect disclosure by JANA or its Representatives, (b) was available to JANA or its Representatives on a non-confidential basis prior to its disclosure by or on behalf of the Company or its Representatives, provided that the source of such information is reasonably believed by JANA, after reasonable inquiry, not to be subject to an obligation of confidentiality (whether by agreement or otherwise) to the Company or another person, (c) becomes available to JANA or its Representatives on a non-confidential basis from another source other than the Company or its Representatives, provided that such source is reasonably believed by JANA, after reasonable inquiry, not to be bound by an obligation of confidentiality (whether by agreement or otherwise) to the Company or another person or (d) is independently developed by JANA or its Representatives without reference to, incorporation of, or other use of, any Confidential Information or information from any source that is bound by an obligation of confidentiality (whether by agreement or otherwise) to the Company or another person.  Confidential Information shall also include information regarding the parties’ discussions and negotiation process, including the status or timing of such process (collectively, such Confidential Information, the “Status Information”).

Subject to the terms herein, JANA shall, and shall cause its Representatives to, (a) use the Confidential Information for the sole purpose of evaluating JANA’s investment in the Company and (b) keep the Confidential Information confidential and, without the prior written consent of the Company, shall not disclose it to any person or entity other than, on a confidential basis, to its Representatives (i) who need to know the Confidential Information for the sole purpose of evaluating JANA’s investment in the Company, (ii) who are informed by JANA of the confidential nature of the Confidential Information and (iii) who agree to maintain the confidentiality of the Confidential Information and otherwise act in accordance with the terms of this Agreement as if they were a party hereto.  JANA shall be responsible for any breach of this Agreement by its Representatives.

Promptly after JANA or any of its Representatives learns that it may or will be legally compelled to disclose Confidential Information (whether by interrogatories, subpoenas, civil investigative demands or similar process) or is requested to disclose Confidential Information by a governmental authority or agency pursuant to a valid and effective governmental order or subpoena, JANA, to the extent legally permissible, must notify the Company of that compulsion or request. JANA and its Representatives will reasonably cooperate with the Company to enable the Company, at the Company’s expense, to obtain a protective order or other similar relief.  If, in the absence of a protective order or waiver, JANA or any of its Representatives is legally compelled to disclose Confidential Information, JANA and its Representatives will disclose only so much of the Confidential Information as, on the advice of legal counsel (which may be internal legal counsel), is legally required.  In any such event, JANA and its Representatives agree to use their reasonable best efforts to ensure that all Confidential Information that is so disclosed will be accorded confidential treatment.  Notwithstanding anything to the contrary herein, JANA and its Representatives may disclose Status Information, this Agreement, and the fact that discussions are or have been taking place to the extent required by applicable laws or regulations (excluding laws or regulations relating to the disclosure of material nonpublic information in connection with the trading of securities) after providing, to the extent practicable, prior notice to the Company and consulting with the Company or its counsel regarding the nature and extent of such disclosure.

For the avoidance of doubt, it is understood that JANA and its Representatives shall not be deemed to be required by applicable laws or regulations or otherwise legally compelled to disclose any Confidential Information, including Status Information, by virtue of the fact that, absent such disclosure, (a) JANA and its Affiliates would be prohibited from purchasing, selling or engaging in derivative or other voluntary transactions with respect to the Company or its common stock, par value $0.01 per share (the “Common Stock”), or otherwise proposing or taking actions concerning the Company, or (b) JANA and its Affiliates would be unable to file any proxy or other solicitation materials in compliance with Section 14(a) of the Securities and Exchange Act of 1934, as amended, or the rules promulgated thereunder.

Promptly upon the Company’s written request at any time, JANA, shall, and shall cause its Representatives to either return all Confidential Information to the Company or destroy it without retaining any copies, summaries or extracts thereof and shall send the Company a written certification of a duly authorized officer that all such information has been returned or destroyed in compliance herewith; provided, however, that JANA has the right to retain one “back-up” electronic copy of the Confidential Information in accordance with its bona fide internal compliance or record retention guidelines or practices (provided such copy is not used for any other purpose) or as may be necessary for the disclosure set forth in the following paragraph.  Notwithstanding any such return or destruction of Confidential Information, JANA and its Representatives shall remain bound by their obligations herein.

JANA and its Representatives hereby acknowledge that the Confidential Information may include material non-public information, and JANA hereby further acknowledges that it is aware, and that it will advise its Representatives who are informed as to any matters that are the subject of this Agreement, that the United States securities laws restrict certain persons with material non-public information about a company, obtained directly or indirectly from that company, from purchasing or selling securities of such company on the basis of such information or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell such securities on the basis of such information.  By the first business day following the end of the Term (defined below), to the extent not already publicly disclosed, the Company shall publicly disclose all material non-public information included in the Confidential Information.  In addition, the Company agrees that JANA may disclose any and all Confidential Information at, and following, the end of the Term.

JANA agrees that, during the Standstill Term (as defined below), unless specifically requested in writing by the Company, acting through a resolution of a majority of the Company’s Board of Directors (the “Board”), it shall not, and shall cause each of its Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (collectively with JANA, and individually, the “JANA Affiliates”), not to, directly or indirectly, in any manner, alone or in concert with others:

(a)          make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a1(l)(2)(iv) of the Exchange Act) or consents to vote or advise, encourage or influence any person other than any JANA Affiliate with respect to the voting of any securities of the Company, including any preferred securities, the Common Stock, warrants, options, or any securities convertible or exchangeable into or exercisable for any such securities, or any other voting securities of the Company, including any rights, warrants, options or other securities convertible into or exchangeable for voting securities of the Company (collectively, “Securities of the Company”) for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting or voting its shares at any such meeting in its sole discretion (subject to compliance with this Agreement), or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise), except in all cases as expressly permitted by this Agreement;

(b)          form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons (excluding, for the avoidance of doubt, any group composed solely of JANA and JANA Affiliates) with respect to any Securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any Securities of the Company in any voting trust or similar arrangement, or subject any Securities of the Company to any arrangement or agreement with respect to the voting thereof (including by granting any proxy, consent or other authority to vote), except as expressly permitted by this Agreement;

(c)          acquire, announce an intention to acquire, offer, seek or propose to acquire, or agree to acquire, by purchase, gift, tender or exchange offer, or otherwise, beneficial or record ownership of any Securities of the Company from the Company or third parties or any other securities, rights or interests, including without limitation, options, swaps, derivatives or convertibles or other similar instruments, whether real or synthetic, that provide JANA or JANA Affiliates the right to vote or to direct the voting of any Securities of the Company or otherwise convey the economic interest of beneficial ownership of any Securities of the Company, except as a result of a stock split, stock dividend or other pro rata distribution made by the Company to its stockholders and in which JANA or any JANA Affiliate participates solely in its capacity as a stockholder;

(d)          other than in Rule 144 open market broker sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings, sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the Securities of the Company or any rights decoupled from the underlying Securities of the Company held by JANA or any JANA Affiliate to any person or entity not a party to this Agreement (a “Third Party”) that, to JANA’s or the JANA Affiliate’s knowledge (after due inquiry in connection with a private, non-open market transaction, it being understood that such knowledge shall be deemed to exist with respect to any publicly available information, including information in documents filed with the SEC), would result in such Third Party, together with its Affiliates and Associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time or would increase the beneficial or other ownership interest of any Third Party who, together with its Affiliates and Associates, has a beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time;

(e)          arrange, or in any way participate in, any financing for the purchase by any person of Securities of the Company or assets or businesses of the Company or any of its Affiliates;

(f)          effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, sale of all or substantially all assets or sale, spinoff, splitoff, or other similar separation of one or more business units, scheme of arrangement, plan of arrangement or other business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities or a material amount of any of their respective assets or businesses (each, an “Extraordinary Transaction”), or encourage, initiate or support any other Third Party in any such activity; provided, however, that this clause shall not preclude the tender (or action not to tender) by JANA or a JANA Affiliate of any Securities of the Company into any tender or exchange offer or vote for or against any transaction by JANA or a JANA Affiliate of any securities of the Company with respect to any Extraordinary Transaction, in each case provided such offer or transaction was not made or initiated by JANA or a JANA Affiliate and no breach of clauses (a)‑(o) has occurred in connection therewith;

(g)          engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option or “swap’ transaction with respect to any security (other than a broad based market basket or index)) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the Securities of the Company;

(h)          (i) call or request the calling of any meeting of stockholders, including by written consent, (ii) seek representation on, or nominate any candidate to, the Board, except as expressly set forth in this Agreement, (iii) seek the removal of any member of the Board, (iv) solicit consents from stockholders or otherwise act or seek to act by written consent, (v) conduct a referendum of stockholders, or (vi) present at any annual meeting or any special meeting of the Company’s stockholders;

(i)          take any action in support of or make any proposal or request that constitutes:  (i) controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, except as expressly set forth in this Agreement with respect to nomination of directors; (ii) any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company; (iii) any other material change in the Company’s management, business or corporate structure; (iv) seeking to have the Company waive or make amendments or modifications to the Company’s Restated Certificate of Incorporation or the Amended and Restated By-Laws, or other actions, that may impede or facilitate the acquisition of control of the Company by any person; (v) causing a class of Securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any Securities exchange; or (vi) causing a class of Securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;;

(j)          make or cause to be made, or in any way encourage any other person to make or cause to be made, any public statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders the Company or Affiliates thereof or any of their respective current or former officers, directors or employees, provided that JANA will, subject to the confidentiality provisions of this Agreement, be permitted to make objective statements that reflect JANA’s view, as a stockholder, with respect to factual matters concerning specific acts or determinations of the Company occurring after the date of this Agreement;

(k)           make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(l)           make any public disclosure, announcement or statement or take any action that, in each case, might reasonably cause the Company or any other person to conclude that they need to make public disclosure with respect to all or any of the matters set forth in this Agreement;

(m)          enter into any discussions, negotiations, agreements or understandings with any Third Party to take or otherwise participate with any Third Party in any action with respect to any of the foregoing, or advise, assist, facilitate, finance, knowingly encourage, seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing;

(n)          institute, solicit, assist or join, as a party, any litigation, arbitration or other proceedings against or involving the Company or any of its current or former directors or officers (including derivative actions), other than an action to enforce the provisions of this Agreement instituted in accordance with the terms hereof; or

(o)          request, directly or indirectly, any amendment or waiver of the foregoing.

The foregoing clauses (a)‑(o) shall not be deemed to prohibit JANA or its Representatives from (x) communicating privately regarding or privately advocating in favor of or against any of the matters described in clauses (a)‑(o) with, or (y) privately requesting a waiver of any of the foregoing provisions of clauses (a)‑(o) from, the Company’s directors or officers, so long as such communications, advocacy or requests are in accordance with the confidentiality provisions of this Agreement and such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications, advocacy or requests.  In addition, nothing in the foregoing clauses (a)‑(o) shall be deemed to prohibit JANA or its Representatives from (A) submitting a notice to the Company of director nominations with respect to the Company’s 2019 annual meeting of stockholders (and taking any and all action reasonably in connection therewith, including for the avoidance of doubt, discussions with potential nominees, forming a group with nominees, regulatory filings related thereto, drafting such notice, and any actions taken to enforce such notice), provided such notice is submitted on or prior to the deadline by which stockholders are required under the Company’s Amended and Restated By-Laws to provide advance notice to the Company of director nominations with respect to the Company’s 2019 annual meeting (i.e., October 30, 2018) or (B) engaging a proxy solicitor with respect to soliciting proxies in relation to such nominees provided that such solicitation does not take place during the Standstill Term.  Such notice must otherwise comply with all applicable requirements and nothing contained herein shall be deemed a waiver from any requirements applicable to such notice.

The foregoing clauses (a)‑(o) shall immediately cease to apply if after the date of this Agreement (i) any person (other than JANA or a JANA Affiliate and provided no violation of the foregoing clauses (a)‑(o) has occurred in connection therewith) commences a bona fide tender or exchange offer which, if consummated, would make such person (or any of its Affiliates) the beneficial owner of more than 50% of the outstanding Common Stock or other voting securities of the Company, and in connection therewith, the Company files with the SEC a Schedule 14D-9 with respect to such offer that recommends that its stockholders accept such offer or fails, within 10 business days after the date such offer is commenced, to file a Schedule 14D-9 recommending against stockholders tendering their shares in such offer, (ii) the Company enters into a definitive agreement with a Third Party to effectuate (A) a sale of 50% or more of the consolidated assets of the Company and its subsidiaries, (B) a sale of (or involving) more than 50% of the Common Stock or other voting securities of the Company or (C) any other Extraordinary Transaction, or (iii) the board of directors of the Company (the “Board’) adopts any amendment to the Company’s certificate of incorporation or by-laws that would reasonably be expected to impair the ability of a stockholder to submit nominations for election to the Board or stockholder proposals in connection with any future annual meeting of stockholders of the Company.

The Company agrees that during the Standstill Term it shall not directly or indirectly (including through its Representatives, Affiliates or Associates), in any manner, alone or in concert with others, make or cause to be made, or in any way encourage any other person to make or cause to be made, any public statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders JANA or a JANA Affiliate or any of their respective current or former officers, directors or employees, provided that the Company will be permitted to make objective statements that reflect the Company’s view with respect to factual matters concerning specific acts or determinations of JANA or a JANA Affiliate with respect to the Company or the Securities of the Company.

For purposes of this Agreement, “Standstill Term” shall mean the Term; provided however, that upon written notice (e-mail being sufficient) by JANA to the Chief Legal & Risk Officer and Chief Investor Relations & Corporate Communications Officer of the Company delivered prior to 5:00 p.m. Eastern time on November 20, 2018 (the “Notice”), the Standstill Term shall terminate as of 5:00 p.m. Eastern time on November 20, 2018; provided, further, that, if JANA delivers the Notice and, prior to 5:00 p.m. Pacific time on November 20, 2018, the Company in its sole discretion delivers written notice (e-mail being sufficient) to JANA that (i) the Company’s 2019 annual meeting of stockholders shall not be held prior to March 25, 2019 and (ii) the record date related to such annual meeting of stockholders shall be set not earlier than January 25, 2019, then the Standstill Term shall automatically and without further action mean the Term.  The Company represents and agrees that in no event shall the Company’s 2019 annual meeting of stockholders be held prior to February 27, 2019 and (ii) the record date related to such annual meeting of stockholders shall not be set more than 45 days prior thereto.

The parties agree to mutually agree to a summary description of this Agreement which shall be used to describe this Agreement in the Company’s Form 8-K.

Each party acknowledges that remedies at law may be inadequate to protect the other party and its Representatives against actual or threatened breach of this Agreement. Without prejudice to any other rights and remedies otherwise available, each party agrees to the granting of specific performance or other injunctive relief in the other party’s favor without proof of actual damages or the posting of a bond or other security.

JANA acknowledges that (a) none of the Company or any of the Company’s Representatives makes or has made any representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information, and (b) none of the Company or any of the Company’s Representatives shall have any liability to JANA or to any of its Representatives relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom.  JANA and its Representatives (or anyone acting on their behalf, at their direction or with their encouragement) shall not directly or indirectly initiate contact or communication concerning Confidential Information with any executive or employee of the Company other than the Chief Executive Officer, Chief Financial Officer, Chief Investor Relations & Corporate Communications Officer or Chief Legal & Risk Officer or such other persons approved in writing by the foregoing persons. For the avoidance of doubt, JANA and its Representatives (or anyone acting on their behalf, at their direction or with their encouragement) may directly or indirectly initiate contact or communication concerning Confidential Information with members of the Company’s Board, provided any such contact or communication otherwise complies with the terms of this Agreement and that the Chief Legal & Risk Officer or Chief Investor Relations & Corporate Communications Officer of the Company shall be copied on any such written communications (and notified of any such oral communications).

This Agreement is governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.  EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.  Each party hereto consents and agrees that the state or federal courts located in the State of Delaware shall have exclusive jurisdiction to hear and determine any claims or disputes between or among any of the parties hereto pertaining to this Agreement.

The term “person,” as used in this Agreement, shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity.

This Agreement may be executed in counterparts (including via facsimile, .pdf e-mail or similar means of electronic delivery), each of which shall be deemed to be an original, but both of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Except as specified above with respect to the Standstill Term, this Agreement shall terminate at 5:00 p.m., Eastern time on the earlier of (i) December 14, 2018 and (ii) the date that, in the sole good faith determination of the Company upon JANA’s request for such determination (such determination not to be unreasonably delayed), all of the material non-public information included in the Confidential Information has been publicly disclosed other than as a result of a breach of this Agreement by JANA or its Representatives or such information is no longer material (the period from the date hereof until such date and time of termination, the “Term”); provided, however, that such termination shall not relieve either party hereto from liability with respect to any breaches of this Agreement prior to such termination.

Signature page follows.

Very truly yours,

JACK IN THE BOX INC.

By:
		Name:	Michael J. Snider
		Title:	Vice President and Assistant General Counsel

Approved and Agreed to:

JANA PARTNERS LLC

By:
Name:
Title:

SIGNATURE PAGE TO CONFIDENTIALITY AGREEMENT